                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             U.S. Interactive, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                            22-3316696
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                           2012 Renaissance Boulevard
                            King of Prussia, PA 19406
              (Address of Principal Executive Offices and Zip Code)

                                 --------------

            1998 Performance Incentive Plan of U.S. Interactive, Inc.

       Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan

       Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan

       Amended and Restated 1996 U.S. Interactive, Inc. Stock Option Plan
              (Formerly Digital Evolution, Inc. Stock Option Plan)
                           (Full Titles of the Plans)

                                 --------------

                        Lawrence F. Shay, General Counsel
                             U.S. Interactive, Inc.
                           2012 Renaissance Boulevard
                            King of Prussia, PA 19406
                     (Name and Address of Agent For Service)

                                 (610) 313-9700
          (Telephone Number, Including Area Code, of Agent For Service)

                                 --------------

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                                    Copy to:

                            Merritt A. Cole, Esquire
                            Susan E. Pendery, Esquire
                               Dilworth Paxson LLP
                             3200 Mellon Bank Center
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7595
                                 (215) 575-7000

                                 --------------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum
       Title Of Securities             Amount To        Offering Price     Aggregate Offering        Amount Of
        To Be Registered             Be Registered        Per Share             Price            Registration Fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value       2,786,117 shares      $19.625 (1)     $54,677,546.12 (1)      $15,200.36 (1)
- -------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value       3,005,922 shares      $5.65 (2)       $16,983,459.30 (2)      $4,721.40 (2)
- -------------------------------------------------------------------------------------------------------------------
Total Fee                                                                                          $19,921.76
- -------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on September 24, 1999, as reported by the Nasdaq National Market System, for shares of Common Stock reserved for issuance under stock options or otherwise to be granted in the future under the above mentioned plans.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average of the price at which stock options which have already been granted under the above mentioned plans may be exercised.

     This registration statement relates to a total of 5,792,039 shares of Common Stock, $.001 Par Value (the "Shares"), reserved for future sale and issuance under the 1998 Performance Incentive Plan of U.S. Interactive, Inc. (the "1998 Incentive Plan"), the Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan (the "1998 SOP"), the Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan (the "1997 SOP"), and the Amended and Restated 1996 U.S. Interactive, Inc. Stock Option Plan (Formerly Digital Evolution, Inc. Stock Option Plan) (the "1996 SOP") (collectively, the "Plans"), as follows: (a) a total of 432,750 Shares which are reserved for future sale and issuance pursuant to options previously granted under the 1998 Incentive Plan;
(b) a total of 2,567,250 Shares which are reserved for future sale and issuance under the 1998 Incentive Plan; (c) a total of 1,328,513 Shares which are reserved for future sale and issuance pursuant to options previously granted under the 1998 SOP; (d) a total of 64,973 Shares which are reserved for future sale and issuance pursuant to options to be granted in the future under the 1998 SOP; (e) a total of 342,223 Shares which are reserved for future sale and issuance pursuant to options previously granted under the 1997 SOP; (f) a total of 153,894 Shares which are reserved for future sale and issuance pursuant to options to be granted in the future under the 1997 SOP; and (g) a total of 902,436 Shares which are reserved for future sale and issuance pursuant to options previously granted under the 1996 SOP. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional shares, which may become issuable pursuant to the anti-dilution provisions of the Plans, are also being registered hereunder.



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company are incorporated in this Registration Statement by reference:

     1. The Company's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") on August 9, 1999 pursuant to Rule 424(b) of the Securities Act.

     2.  All other reports filed by the Company pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus.

     3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 3, 1999 under Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the Shares registered hereunder. Various partners of Dilworth Paxson LLP individually owned in the aggregate approximately 80,162 shares of common stock of the Company as of September 22, 1999.


ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains certain provisions permitted under the General Corporation Law of Delaware, as amended ("Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends, stock purchase or stock redemption; or (iv) any transaction from which the director derives any improper personal benefit. Section 145 of the Delaware GCL authorizes and permits, subject to the conditions and limitations set forth therein, indemnification of officers, directors and other persons. Pursuant to this statutory provision, the Certificate of Incorporation contains provisions, within such limits and subject to such conditions, which provide for the indemnification of the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees. The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.

ITEM 8. EXHIBITS

     Exhibit Number              Description
     --------------              -----------
           5           Opinion of Dilworth Paxson LLP.

          23.1         Consent of KPMG LLP.

          23.2         Consent of BDO Seidman, LLP.

         *23.3         Consent of Dilworth Paxson LLP.

        **24 Power of Attorney of certain officers and directors of the Company.

          99.1         1998 Performance Incentive Plan of U.S. Interactive, Inc.
                       (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (Registration No. 333-78751) (the "S-1 Registration Statement")).

          99.2 Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.2 to the S-1 Registration Statement.)

          99.3 Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.3 to the S-1 Registration Statement.)

          99.4 Amended and Restated 1996 U.S. Interactive, Inc. Stock Option Plan (Formerly Digital Evolution, Inc. Stock Option Plan)(incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement.)

- ----------------
* Included in Exhibit 5
**Included in the signature page to this Registration Statement

ITEM 9. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 22nd day of September, 1999.


                                       U.S. INTERACTIVE, INC.


                                       By: /s/ Stephen T. Zarrilli
                                           -------------------------------------
                                           Stephen T. Zarrilli
                                           Chief Executive Officer and President



                                POWER OF ATTORNEY

     Each of the undersigned directors of U.S. Interactive, Inc. whose signature appears below hereby appoints Stephen T. Zarrilli and Philip L. Calamia, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorneys-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                      Title                                   Date
- ---------                                      -----                                   ----
/s/ Eric Pulier                     Chairman of the Board of Directors          September 22, 1999
- -------------------------
Eric Pulier

/s/ Stephen T. Zarrilli             Director, Chief Executive Officer and       September 22, 1999
- -------------------------           President (Principal Executive Officer)
Stephen T. Zarrilli


/s/ Philip L. Calamia               Vice President and Chief Financial          September 22, 1999
- -------------------------           Officer (Principal Financial and
Philip L. Calamia                   Accounting Officer)


/s/ Robert E. Keith, Jr.            Director                                    September 22, 1999
- -------------------------
Robert E. Keith, Jr.


/s/ John D. Shulman                 Director                                    September 22, 1999
- -------------------------
John D. Shulman


/s/ E. Michael Forgash              Director                                    September 22, 1999
- -------------------------
E. Michael Forgash


/s/ William C. Jennings             Director                                    September 22, 1999
- -------------------------
William C. Jennings


/s/ John H. Klein                   Director                                    September 22, 1999
- -------------------------
John H. Klein


                                  EXHIBIT INDEX



     Exhibit Number              Description
     --------------              -----------
           5           Opinion of Dilworth Paxson LLP.

          23.1         Consent of KPMG LLP.

          23.2         Consent of BDO Seidman, LLP.

         *23.3         Consent of Dilworth Paxson LLP.

        **24 Power of Attorney of certain officers and directors of the Company.

          99.1         1998 Performance Incentive Plan of U.S. Interactive, Inc.
                       (incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement.)

          99.2 Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.2 to the S-1 Registration Statement.)

          99.3 Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.3 to the S-1 Registration Statement.)

          99.4 Amended and Restated 1996 U.S. Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement.)

- ----------------
* Included in Exhibit 5
**Included in the signature page to this Registration Statement